UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 17, 2003
Date of Report (Date of earliest event reported)

VIAD CORP

(Exact name of registrant as specified in its charter)

DELAWARE	001-11015	36-1169950
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1850 N. CENTRAL AVE., PHOENIX, ARIZONA 85077 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (602) 207-4000

Item 5. OTHER EVENTS

On January 17, 2003, MoneyGram Payment Systems, Inc. (“MoneyGram”), a subsidiary of Travelers Express Company, Inc. (“Travelers Express”), announced that one of its subsidiaries had acquired the Travelex Group’s 49 percent interest in MoneyGram International Limited, a London-based joint venture owned by the two companies. Travelex received approximately $95 million (92 million euros) upon completion of the sale plus a dividend payment of $7.7 million (7.5 million euros).

The transaction is expected to be slightly accretive to MoneyGram’s earnings in 2003.

Travelers Express is a subsidiary of Phoenix-based Viad Corp.

A copy of the Company’s press release of the announcement is included as Exhibit 99.1.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits 99.1 – Press release dated January 17, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIAD CORP (Registrant)

January 17, 2003	By /s/ G. Michael Latta G. Michael Latta Vice President - Controller (Chief Accounting Officer and Authorized Officer)